EXHIBIT 32
CERTIFICATION
PURSUANT TO 18 U.S.C. Section 1350
In connection with the Quarterly Report of Martha Stewart Living Omnimedia, Inc. (the “registrant”) on Form 10-Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Daniel W. Dienst and Kenneth P. West, principal executive officer and principal financial officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: October 31, 2014	/s/ Daniel W. Dienst
Daniel W. Dienst
Chief Executive Officer (principal executive officer)

Dated: October 31, 2014	/s/ Kenneth P. West
Kenneth P. West
Chief Financial Officer (principal financial officer)